Exhibit 1.1

EXECUTION VERSION

$400,000,000

Snap-on Incorporated

4.100% Notes due 2048

Underwriting Agreement

New York, New York

February 20, 2018

To the Representatives named in

Schedule I hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

Snap-on Incorporated, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of January 8, 2007, between the Company and U.S. Bank National Association, a national banking corporation, as trustee (the “Trustee”).

The Company has launched a tender offer (the “Tender Offer”) for any and all of the Company’s outstanding 6.70% Notes due 2019 (the “2019 Notes”). Prior to the Closing Date (as defined below), the Company will issue an irrevocable notice of redemption to redeem all 2019 Notes that remain outstanding after completion of the Tender Offer for the 2019 Notes, in accordance with the requirements of the indenture governing the 2019 Notes, and within one Business Day of the Closing Date, but subject to the closing of the offering and sale of the Securities, the Company will accept for purchase any and all of such 2019 Notes that are validly tendered (and not withdrawn) on or prior to the tender deadline of the Tender Offer for such 2019 Notes and settle such Tender Offer. The Company will use a portion of the proceeds of the offering and sale of the Securities to settle the Tender Offer for the 2019 Notes and pay the redemption price for any remaining 2019 Notes. The issuance of the notice of redemption with respect to the 2019 Notes and the acceptance for purchase of all validly tendered (and not withdrawn) 2019 Notes, subject to and in accordance with the terms and conditions of the Company’s Offer to Purchase dated February 20, 2018 and related Letter of Transmittal and Notice of Guaranteed Delivery, are referred to herein collectively as the “Concurrent Transactions.”

To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) on Form S-3 (File No. 333-208480), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the

Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto) (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(c) As of the Execution Time, the Disclosure Package, as amended or supplemented as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(d) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material change in the capital stock of the Company, any change in the long-term debt of the Company or any of its subsidiaries or any development that, in either case, would reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time, the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof).

(h) Each of the Company and the Significant Subsidiaries is validly existing as a corporation, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect.

(i) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except for directors’ qualifying shares and as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of each Significant Subsidiary are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” (as defined in the Investment Company Act of 1940, as amended).

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated (including the consummation by the Company of its obligations under the Concurrent Transactions), nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Significant Subsidiaries, (ii) the indentures governing the Company’s outstanding 6.70% notes due 2019, 6.125% notes due 2021 and 3.25% notes due 2027, the Company’s second amended and restated five-year credit agreement dated as of December 15, 2015 or any other material indenture, lease, mortgage, loan agreement or other debt instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their respective property is subject, (iii) any other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or bound or to which its or their respective property is subject, except where such conflict, breach or violation would not have a Material Adverse Effect, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their respective properties.

(o) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(p) The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as may be otherwise stated therein and except to the extent that certain information normally disclosed in financial statements and related notes may be omitted or condensed in the quarterly financial statements of the Company and its consolidated subsidiaries if done so pursuant to the rules and regulations of the Commission; the supporting schedules included or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus present fairly in all material respects the information required to be stated therein; and the other historical financial information of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown therein.

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby (including the consummation by the Company of its obligations under the Concurrent Transactions) or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements included or incorporated in the Disclosure Package and the Final Prospectus and on the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(t) The Company and its subsidiaries have paid all material federal, state, local and foreign taxes, other than taxes that are being disputed in good faith by the Company or any of its subsidiaries, to the extent any of the foregoing is due and payable, and have filed all material tax returns required to be filed to the extent any of the foregoing is due; and, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could in any such case have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(v) The Company and each of its Significant Subsidiaries are insured under insurance policies in such amounts and with such deductibles and covering such risks as the Company believes are adequate for its business. The Company has not received notice that any material policy of insurance insuring the Company or any of its Significant Subsidiaries or their respective businesses, assets, employees, officers and directors is not in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where any such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or to any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where any failure to have such license, certificate, permit or authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) The Company in respect of itself and its subsidiaries maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act. To the knowledge of the Company, since December 31, 2017, and except as disclosed in the Disclosure Package and the Final Prospectus, no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting have been identified.

(z) The Company in respect of itself and its subsidiaries maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange

Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Except as would not otherwise reasonably be expected to have a Material Adverse Effect and except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) are not subject to any claims or liabilities arising out of the release of or exposure to wastes, pollutants or contaminants and are not aware of any facts or circumstances which would form a reasonable basis for any such claim and (v) have not received notice of any actual or potential liability under any Environmental Law.

(bb) There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(cc) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any of the funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, or affiliate or other person acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund, in violation of any Sanctions, any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions, (ii) to fund, in violation of any Sanctions of the applicable jurisdiction, any activities of or business in any Sanctioned Country to the extent such funding would be prohibited at the time of funding by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Except as permitted by applicable law, for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff) Except as set forth in the Disclosure Package and the Final Prospectus, to the Company’s knowledge, the Company or its subsidiaries own or possess the right to use all patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets and know-how used by the Company or its subsidiaries in the conduct of the Company’s or its subsidiaries’ businesses as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted and material to the Company and its subsidiaries taken as a whole (collectively, the “Intellectual Property”). Except as set forth in the Disclosure Package and the Final Prospectus, there are no material legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries (i) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or any of its subsidiaries or (iii) alleging that the operation of the Company’s or any of its subsidiaries’ businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party.

(gg) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Representative.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall reasonably designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and referred to in Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) Upon the request by the Underwriters, as soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; provided, however, that this covenant will be deemed satisfied as long as the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act and has filed its report or reports on Form 10-K, Form 10-Q or Form 8-K, or has supplied to the Commission copies of the annual report sent to security holders pursuant to Rule 14a-3(c) of the Exchange Act, containing such earning statement or statements.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.

(g) The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall maintain such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify to transact business, or to take any action that would subject it to general service of process, in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business.

(h) (i) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, as the case may be, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company will pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer, stamp and other similar taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, any Preliminary Prospectus and the Final Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, and advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incurred and the reasonable fees and disbursements of counsel to the Underwriters in connection with any filing with, and the review and clearance of the terms of the sale of the Securities by, the Financial Industry Regulatory Authority, Inc., (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and (x) all other fees, costs and expenses incurred by the Company in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5(k). Except as provided in this Section 5(k) and in Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

6. Agreements of the Underwriters. Each Underwriter agrees with the Company that:

(a) It has not and will not use, authorize use of, or refer to or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement or any press release issued by the Company) other than a Free Writing Prospectus that (A) is not required to be filed by the Company with the Commission or (B)(i) is not an “issuer free writing prospectus” (as defined in Rule 433) and (ii) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information permitted under Rule 134 or (3) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 5(b); provided, however, that the Underwriters may use a term sheet substantially in the form agreed between the Company and the Representatives as filed or to be filed pursuant to Rule 433 (and referred to in Schedule IV hereto) without the consent of the Company.

(b) It will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the knowledge and belief of such Underwriter, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth in this Agreement.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period). “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172) in connection with sales of the Securities by any Underwriter or dealer.

(d) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Foley & Lardner LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) the Registration Statement is an “automatic shelf registration statement” (as defined under Rule 405) that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; the Indenture has been qualified under the Trust Indenture Act; each Preliminary Prospectus and the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering of the Securities is pending or, to the knowledge of such counsel, threatened by the Commission; and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.

(ii) each of the Company and the Significant Subsidiaries that is incorporated or organized under the laws of a United States jurisdiction is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where such failure to be so qualified would not result in a Material Adverse Effect;

(iii) the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

(iv) the Indenture has been duly authorized, executed and delivered, and, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(v) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

(vi) to such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed pursuant to Item 103 of Regulation S-K in the Company’s periodic reports filed under the Exchange Act which is not adequately disclosed in any Preliminary Prospectus and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required, and to the extent that they constitute matters of law, summaries of legal matters or legal conclusions, the statements set forth in the Preliminary Prospectus and the Final Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” are accurate in all material respects and fairly present the information provided;

(vii) this Agreement has been duly authorized, executed and delivered by the Company;

(viii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(ix) no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to be obtained by the Company in connection with the transactions contemplated herein, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the blue sky laws of any United States state jurisdiction or the securities laws of any foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

(x) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated (including the consummation by the Company of its obligations under the Concurrent Transactions) nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, (i) the charter or by-laws of the Company or any Significant Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, except in the case of clauses (ii) and (iii) for such breaches, violations or defaults that could not adversely affect in a material respect the ability of the Company to perform its obligations under this Agreement, or would otherwise not be material in the context of the sale of the Securities; and

(xi) to such counsel’s knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package, the Final Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to such counsel’s attention that cause such counsel to believe that (i) at the Effective Date immediately preceding the Execution Time, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Final Prospectus or any amendment or supplement thereto, as of its date and the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements, related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this Section 7(b) shall also include any supplements thereto at the Closing Date.

(c) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, solely in their respective capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time), there has been no Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any supplements thereto after the Execution Time).

(e) The Company shall have requested and Deloitte & Touche LLP shall have furnished to the Representatives, at the Execution Time and at the Closing Date, “comfort” letters, dated as of the date of this Agreement and as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have audited the consolidated financial information of the Company for the year ended December 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and stating in effect that:

(i) in their opinion the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of their audit of the financial information for the year ended December 31, 2017, the Preliminary Prospectus and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2017, nothing came to their attention which caused them to believe that:

(1) any audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not comply as to form with applicable accounting requirements of the Securities Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in the annual report on Form 10-K under the Exchange Act; and said audited financial statements are not in conformity with GAAP; and

(2) (i) any material modifications should be made to the unaudited financial statements, included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, for them to be in conformity with GAAP, and (ii) the unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this Section 7(e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 5 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time), there shall not have been (i) any change or decrease specified in the “comfort” letter or letters referred to in Section 7(e) or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition or properties of the Company and its subsidiaries on a consolidated basis the effect of which in any case referred to in Section 7(e)(i) or 7(e)(ii) is, in the reasonable judgment of the

Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the Execution Time), the Final Prospectus (exclusive of any supplement thereto after the Execution Time) and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time).

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Prior to the Closing Date, the Company shall have issued an irrevocable notice of redemption to redeem all 2019 Notes that remain outstanding after completion of the Tender Offer for the 2019 Notes, in accordance with the requirements of the indenture governing the 2019 Notes, and within one business day of the Closing Date, but subject to the closing of the offering and sale of the Securities, the Company will accept for purchase any and all of such 2019 Notes that are validly tendered (and not withdrawn) on or prior to the tender deadline of the Tender Offer for such 2019 Notes and settle such Tender Offer.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto and the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the names of the Underwriters on the front and back covers of the Preliminary Prospectus and the Final Prospectus and the statements set forth in the paragraph under the heading “Underwriting – Offering Price, Concessions and Reallowances” and in the

paragraph under the heading “Underwriting – Stabilization” relating to stabilization activities in any Preliminary Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, and the Representatives confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 9(a) or 9(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or 9(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel) for all indemnified parties) if (i) the indemnified party shall have reasonably determined that use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in Section 9(a) or 9(b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by federal or New York state authorities, (iii) a material disruption in commercial banking activities or securities settlement or clearance systems shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto after the Execution Time).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number (646) 291-1469; J.P. Morgan Securities LLC, Investment Grade Syndicate Desk (fax no.: (212) 834-6081), and confirmed to J.P.

Morgan Securities LLC at 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk – 3rd floor; U.S. Bancorp Investments, Inc., 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Debt Capital Markets (fax no.: (704) 335-4672); or, if sent to the Company, will be mailed, delivered or telefaxed to (262) 656-5127 and confirmed to it at 2801 80th Street, Kenosha, Wisconsin 53143, Attention: Legal Department.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall have the meaning specified in Section 3.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the time when sales of the Securities were first made, which was 3:20 p.m. (New York City time), on February 20, 2018.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus (as defined in Rule 405).

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus (as defined in Rule 433).

“Material Adverse Effect” shall mean a material adverse change or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, financial condition, results of operations, properties or management of the Company and its subsidiaries, taken as a whole.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement and any amendment thereto referred to in Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such Rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” shall mean a subsidiary, including its subsidiaries, of the Company which meets any of the following conditions:

(i)	the Company’s and its other subsidiaries’ investments in and advances to the subsidiary exceed 10% of the total assets of the Company and its subsidiaries consolidated as of the end of the Company’s most recently completed fiscal year; or

(ii)	the Company’s and its other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of the total assets of the Company and its subsidiaries consolidated as of the end of the Company’s most recently completed fiscal year; or

(iii)	the Company’s and its other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of such income of the Company and its subsidiaries consolidated for the Company’s most recently completed fiscal year.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer (as defined in Rule 405).

[Remainder of page left intentionally blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SNAP-ON INCORPORATED

By:	/s/ Aldo J. Pagliari
	Name:	Aldo J. Pagliari
	Title:	Senior Vice President-Finance and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Mike Dullaghan
	Name:	Mike Dullaghan
	Title:	Vice President

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated February 20, 2018

Indenture dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association, a national banking corporation, as trustee

Registration Statement No. 333-208480

Representatives: Citigroup Global Markets Inc., J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc.

Title, Purchase Price and Brief Description of Securities:

Title:	4.100% Notes due 2048

Principal amount:	$400,000,000

Purchase price (including accrued interest, if any):	98.850% of principal amount.

Optional Redemption:	Make-whole call at Treasury plus 15 basis points prior to September 1, 2047; par call on or after September 1, 2047

Change of control put:	101% of principal amount plus accrued interest

Closing Date, Time and Location:	February 26, 2018 at 9:30 a.m. (New York City time) at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

Type of Offering:	Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives:	February 26, 2018

SCHEDULE II

Underwriters	Principal Amount of 4.100% Notes due 2048 to be Purchased
Citigroup Global Markets Inc.	$104,334,000
J.P. Morgan Securities LLC	104,333,000
U.S. Bancorp Investments, Inc.	104,333,000
Barclays Capital Inc.	12,000,000
Loop Capital Markets LLC	12,000,000
Mizuho Securities USA LLC	12,000,000
RBC Capital Markets, LLC	12,000,000
Wells Fargo Securities, LLC	12,000,000
BBVA Securities Inc.	6,000,000
Commerz Markets LLC	6,000,000
HSBC Securities (USA) Inc.	6,000,000
The Williams Capital Group, L.P.	6,000,000
Westpac Capital Markets, LLC	3,000,000

Total	$400,000,000

SCHEDULE III

SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None (other than the final term sheet referred to in Section 5(b) of this Agreement).

SCHEDULE IV

Pricing Term Sheet, dated February 20, 2018, substantially in the form agreed between the Company and the Representatives as filed or to be filed pursuant to Rule 433 under the Securities Act.